UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2004

ODYSSEY HEALTHCARE, INC.

(Exact name of registrant as specified in its charter)

Texas	000-33267	43-1723043
(State or other	(Commission File Number)	(I.R.S. Employer
jurisdiction of incorporation)		Identification Number)

717 North Harwood Street, Suite 1500
Dallas, Texas 75201
(Address of principal executive offices including zip code)

Registrant’s telephone number, including area code: (214) 922-9711

Not Applicable
(Former name or former address, if changed since last report)

Item 2. Acquisition or Disposition of Assets.

     On January 15, 2004 (the “Closing Date”), Odyssey HealthCare, Inc., a Delaware corporation (“Odyssey”), through its wholly-owned subsidiary, Odyssey HealthCare Operating A, LP, a Texas limited partnership (“Buyer”), acquired substantially all of the assets and assumed certain liabilities of each of Crown of Texas Hospice, Amarillo, Ltd., a Texas limited partnership (“COTH – Amarillo”), and Crown of Texas Hospice, Southeast, Ltd., a Texas limited partnership (collectively, with COTH – Amarillo, “Sellers”), for an aggregate purchase price of $22.5 million. The acquisition was made pursuant to a Purchase Agreement (the “Purchase Agreement”) dated January 9, 2004, by and among Buyer, Sellers and certain individuals named in the Purchase Agreement. The purchase price for the assets was paid in cash. The source of funds for the purchase price was Odyssey’s cash and cash equivalents and short-term investments. Odyssey deposited $4.5 million of the purchase price in escrow under an escrow agreement among Buyer, Sellers and a bank, acting as escrow agent, to satisfy indemnification claims, if any, that may be made by Buyer against Sellers pursuant to the Purchase Agreement.

     The acquired assets include:

•	all equipment, furniture, computers and related equipment, excluding certain enumerated excluded property;

•	leasehold interests in certain leased real property;

•	all licenses and permits;

•	contract rights;

•	certain intellectual property rights;

•	all books and records, excluding financial books and records;

•	rights to certain software used in the operation of Sellers’ business; and

•	all intangible assets of Sellers relating to Sellers’ business, including goodwill.

     In connection with the acquisition, Buyer assumed the liabilities and obligations of Sellers under the assumed contracts and leases for amounts arising from the operation of the business from and after the Closing Date.

     The assets acquired were used by Sellers in the operation of hospice agencies in Amarillo, Texas and Conroe, Texas. Odyssey intends to continue the operation of the hospice agencies acquired in the acquisition as part of its Texas region.

     The amount of consideration paid by Odyssey in connection with the asset acquisition was determined by arms-length negotiation among the parties and their representatives. To the best of Odyssey’s knowledge, there is no material relationship between Sellers and Odyssey or any of its affiliates, any director or officer of Odyssey, or any associate of any such director or officer.

     The description of the acquisition contained in this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated by reference in its entirety herein. A copy of the press release issued by Odyssey on January 15, 2003 announcing the completion of the acquisition is attached hereto as Exhibit 99.1.

Item 7. Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Exhibits.

2.1	Asset Purchase Agreement, dated as of January 9, 2004, by and among Odyssey HealthCare Operating A, LP, Crown of Texas Hospice, Amarillo, Ltd., Crown of Texas Hospice, Southeast, Ltd., and certain other individuals named therein.

99.1	Press release dated January 15, 2004.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ODYSSEY HEALTHCARE, INC.

Date: January 15, 2004	By:	/s/ David C. Gasmire

David C. Gasmire
President and Chief Executive Officer